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                        RESOLUTIONS OF THE DIRECTORS OF
                                 VERITEC, INC.


                                                                JANUARY 31, 2007


     INASMUCH as Section 78.315 of Nevada Revised Statues provides that the directors of a business corporation may take any action, without the formality of a meeting, if a consent in writing, setting forth the action so taken, is signed by all of the members of the board of directors,

     NOW, THEREFORE, the undersigned, being all of the directors of Veritec, Inc. (the "Company"), record that effective as of the date set forth above, they hereby adopt the following resolutions:

                              AMENDMENT OF BYLAWS

     WHEREAS, Article XI of the Company's Bylaws provides that such Bylaws may be amended by the board of directors of the Company;

     WHEREAS, the board of directors of the Company desires to amend Article VIII, Section 1 of the Company's Bylaws,

     NOW, THEREFORE, BE IT RESOLVED, that Article VIII, Section 1 of the Company's Bylaws be amended to read as follows:

     "SECTION 1. Other Offices. The registered office of the Corporation shall be 2445 Winnetka Avenue North, Golden Valley, Minnesota 55427, and the registered agent of the Corporation shall be Van Thuy Tran, 2445 Winnetka Avenue North, Golden Valley, Minnesota 55427."

     RESOLVED FURTHER, that this instrument may be executed in two or more counterparts each deemed to be an original for all purposes and shall together constitute one and the same instrument.


                             Signature page follows

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     IN WITNESS WHEREOF, the undersigned have executed this instrument effective as of the day and year first above written.


                                       DIRECTORS:



                                       /s/ Larry Matthews
                                       -----------------------------------
                                       Larry Matthews



                                       /s/ Dean Westberg
                                       -----------------------------------
                                       Dean Westberg



                                       /s/ Van Thuy Tran
                                       -----------------------------------
                                       Van Thuy Tran